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                                                                  EXHIBIT 10.2


                         ALC COMMUNICATIONS CORPORATION
                             1990 STOCK OPTION PLAN
            AS AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 21, 1993


                                   ARTICLE I
                        PURPOSE AND ADOPTION OF THE PLAN

       1.01 PURPOSE. The purpose of the ALC Communications Corporation 1990 Stock Option Plan is to provide certain key employees of ALC and its Subsidiaries with an additional incentive to promote the financial success of ALC and to provide an incentive which ALC may use to induce able persons to enter into or remain in the employment of ALC or a Subsidiary.

       1.02 ADOPTION AND TERM. The Plan became effective as of May 10, 1990 following approval by stockholders of ALC. The Plan as amended and restated herein is effective as of October 21, 1993 and will remain in effect until December 31, 2000 unless earlier terminated or abandoned by action of the Board; provided, however, that no Incentive Stock Option may be granted after May 9, 2000.

                                   ARTICLE II
                                  DEFINITIONS

      2.01 ADMINISTRATOR means the group of persons having authority to administer the Plan pursuant to Section 3.01.

      2.02  ALC means ALC Communications Corporation, a Delaware corporation.

      2.03 AWARD means any one or combination of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, or any other award made under the terms of the Plan.

      2.04 AWARD AGREEMENT means a written agreement between ALC and Participant or a written acknowledgment from ALC specifically setting forth the terms and conditions of an Award granted under the Plan.

      2.05 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified conditions set forth in the Award Agreement must be satisfied.

      2.06 BENEFICIARY means (a) an individual, trust or estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant's death; or (b) an individual, who by designation of the Participant, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant's death.
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      2.07  BOARD means the Board of Directors of ALC.

      2.08 CHANGE OF CONTROL EVENT means (a) an event or series of events by which any Person or other entity or group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) of Persons or other entities acting in concert as a partnership or other group (a "Group of Persons") (other than Persons who are, or Groups of Persons entirely made up of, (i) management personnel of ALC or its wholly-owned Subsidiary, Allnet Communication Services, Inc. ("Allnet") or (ii) any affiliates of any such management personnel) shall, as a result of a tender or exchange offer or offers, an open market purchase or purchases, a privately negotiated purchase or purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the combined voting power of the then outstanding voting stock of ALC or Allnet; (b) ALC or Allnet consolidates with, or merges with or into, another Person (other than ALC or Allnet), or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than ALC or Allnet), or any Person (other than ALC or Allnet) consolidates with, or merges with or into, ALC or Allnet, in any such event pursuant to a transaction in which the outstanding voting stock of ALC or Allnet is converted into or exchanged for cash, securities or other Property; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted either the Board or (if ALC does not own all of the voting stock of Allnet) the Board of Directors of Allnet (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of ALC or Allnet, as the case may be, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board or the Board of Directors of Allnet then in office; or (d) any liquidation or dissolution of ALC or Allnet (other than a liquidation of Allnet into ALC that is not otherwise a Change of Control Event).

      2.09 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

      2.10 COMPANY COMMON STOCK means the Common Stock of ALC, par value $.01 per share.

      2.11 DATE OF GRANT means the date designated by the Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Administrator approves the granting of such Award.





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      2.12  DIRECTOR means a member of the Board of Directors of ALC or its
Subsidiaries.

      2.13  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

      2.14 EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Administrator, in accordance with Section 7.03 hereunder, and set forth in the Award Agreement, which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the Incremental Value to be paid to the Participant.

      2.15 EXPIRATION DATE means the date specified in an Award Agreement as the expiration date of such Award.

      2.16 FAIR MARKET VALUE means, on any given date, the average of the highest and lowest selling price for the Company Common Stock as quoted on NASDAQ/NMS or NASDAQ (whichever is applicable) for the given date or (if no sales of the Company Common Stock shall be reported for the given date) for the first date prior to the given date for which sales of the Company Common Stock shall be quoted; if the Company Common Stock is not eligible for quotation on NASDAQ/NMS or NASDAQ at the time of any Award hereunder, the Fair Market Value shall be the quoted selling price for the Company Common Stock available for the most recent given date in "The Pink Sheets." Notwithstanding the foregoing, if the Company Common Stock is, on the given date, listed on a national securities exchange, the Fair Market Value shall be the average of the highest and lowest selling price for the given date, or the most recent date upon which a sale occurred.

      2.17 INCENTIVE STOCK OPTION means a stock option described in Section 422 of the Code.

      2.18 INCREMENTAL VALUE has the meaning given such term in Section 7.01 of the Plan.

      2.19  INTERESTED ADMINISTRATOR has the meaning given such term in Section
3.01 of the Plan.

      2.20 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

      2.21 OFFICER means a president, vice president, treasurer, secretary, controller, and any other person who performs functions corresponding to the foregoing officers for ALC, any member of the Board or the board of directors of a Subsidiary of ALC or any person performing similar functions with respect to ALC, and any other participant who is deemed to be an officer or director of ALC or a Subsidiary of ALC for purposes of





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Section 16 of the Exchange Act and the rules thereunder, as currently in effect or as amended from time to time.

      2.22 OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

      2.23  PARTICIPANT shall have the meaning set forth in Section 5.01.

      2.24 PLAN means the ALC Communications Corporation 1990 Stock Option Plan, as described herein and as may be amended from time to time.

      2.25 PURCHASE PRICE, with respect to options, shall have the meaning set forth in Section 6.02.

      2.26 RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as currently in effect and as it may be amended from time to time, and any successor rule.

      2.27  STOCK APPRECIATION RIGHT means an Award granted in accordance with
Article VII.

      2.28 SUBSIDIARY shall have the meaning set forth in Section 424(f) of the Code.

      2.29 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with ALC or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any other similar transaction in which the Participant's employer ceases to be ALC or one of the Subsidiaries of ALC. Whether an authorized leave of absence or absence on military or government service, absence due to disability, or absence for any other reason shall constitute Termination of Employment shall be determined in each case by the Administrator in its sole discretion.

                                  ARTICLE III
                                 ADMINISTRATION

      3.01 ADMINISTRATION. The Administrator of the Plan shall be either: (i) the Board or (ii) a committee of three or more Directors with authority to act as provided in Rule 16b-3 elected or appointed by the Board. If the Administrator (either the Board or the committee described above) does not meet the "disinterested person" requirements of Rule 16b-3(b) and 16b-3(d)(3), the Administrator also may be referred to herein as the "Interested Administrator". The Administrator shall administer the Plan in accordance with this provision and shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those





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made pursuant to other plans of ALC) and to substitute new options (including options granted under other plans of ALC) with the consent of the recipient, and to take such steps in connection with the Plan and Awards granted thereunder as it may deem necessary or advisable. The Administrator may, with respect to Participants who are not Officers, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of ALC.

      3.02 INDEMNIFICATION. Members of the Administrator shall be entitled to indemnification and reimbursement from ALC for any action or any failure to act in connection with service as Administrator to the full extent provided for or permitted by the certificate of incorporation or bylaws of ALC or by any insurance policy or other agreement intended for the benefit of officers, directors or employees of ALC or by any applicable law.

                                   ARTICLE IV
               COMPANY COMMON STOCK ISSUABLE PURSUANT TO THE PLAN

      4.01 SHARES ISSUABLE. Shares to be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by ALC. Except as provided in Section 4.03, the Awards granted under the Plan shall be limited so that the sum of the following shall never exceed 5,000,000 shares of Company Common Stock: (i) all shares which shall be issued upon the exercise of outstanding Options or other Awards granted under the Plan, (ii) all shares for which payment of Incremental Value shall be made by reason of the exercise of Stock Appreciation Rights at any time granted under the Plan, and (iii) the number of shares otherwise issuable under an Award which are applied by ALC to payment of the withholding or tax liability discussed in
Section 8.11. In addition, up to 822,884 shares remaining available for grant as of June 6, 1990 (including shares presently subject to outstanding options, in the event such options terminate without being exercised) under the terms of the ALC Communications 1986 Option Plan shall be available for issuance under this Plan.

      4.02 SHARES SUBJECT TO TERMINATED AWARDS. In the event that any Award at any time granted under the Plan shall be surrendered to ALC, be terminated or expire before it shall have been fully exercised, then all shares formerly subject to such Award as to which such Award shall not have been exercised shall be available for any Award subsequently granted in accordance with the Plan. Shares of Company Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of tandem Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, and shares of Company Common Stock issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Company Common Stock available for the grant of Awards. Any shares of Company Common Stock issued by ALC pursuant to its assumption or substitution of outstanding grants from acquired companies shall not reduce the number of shares available for Awards under this Plan unless issued under this Plan.





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      4.03  ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

            (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, and the number and kind of shares available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Administrator shall have the power to determine the amount of the adjustment to be made in each case.

            (b) SALE OR REORGANIZATION. After any reorganization, merger or consolidation in which ALC is a surviving corporation, each Participant shall, at no additional cost, be entitled upon exercise of an Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Company Common Stock receivable or exercisable pursuant to such Award, a number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Participant had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers or consolidations of the character described above.

            (c) DISSOLUTION OR CONSOLIDATION. Unless otherwise stated in the Award Agreement and subject to such other terms and conditions as the Administrator may establish in the Award Agreement, in the event of the dissolution or liquidation of ALC, or any merger or consolidation in which ALC is not the surviving corporation, irrespective of whether or not an Award is then exercisable, the Participant shall have the right, immediately prior to such dissolution, liquidation or consolidation, to exercise in full any unexpired Award to the extent not theretofore exercised or terminated, provided, however, that any Stock Appreciation Right so exercised must have a Date of Grant at least six months prior to the date of exercise. All Options and Stock Appreciation Rights shall terminate upon the dissolution, liquidation, merger or consolidation.

            (d) OPTIONS TO PURCHASE STOCK OF ACQUIRED COMPANIES. After any reorganization, merger or consolidation in which ALC or a Subsidiary of ALC shall be a surviving corporation, the Administrator may grant substituted Options under the provisions of the Plan, pursuant to
       Section 424 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation, where such party's stock may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Administrator in its sole





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       discretion.  Any adjustments may provide for the elimination of any fractional shares which might otherwise have become subject to any Awards.

                                   ARTICLE V
                                 PARTICIPATION

      5.01 Participants in the Plan shall be the Officers who are employees of ALC or a Subsidiary of ALC and other employees of ALC or a Subsidiary of ALC having managerial, supervisory or similar responsibilities or who are key administrative employees or sales managers, and who are not covered by any collective bargaining agreement binding on such persons' employer, as the Administrator, in its sole discretion, may designate from time to time. The Administrator's designation of a Participant in any year shall not require the Administrator to designate such person to receive Awards in any other year.
The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

      5.02 Notwithstanding the foregoing, while there is an Interested Administrator, the number of shares subject to Awards to be made to all Officers shall not exceed 2,700,000; of such amount, the number of shares subject to Awards to be made to all Directors shall not exceed 1,600,000.

                                   ARTICLE VI
                                 OPTION AWARDS

      6.01 POWER TO GRANT OPTIONS. The Administrator may grant, to such Participants as the Administrator may select, Options entitling the Participant to purchase Company Common Stock from ALC in such quantity, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator. The terms of any Option granted under this Plan shall be set forth in an Award Agreement. Notwithstanding the foregoing, while there is an Interested Administrator, Options granted to Directors shall not be exercisable for a period of at least six months from the Date of Grant, except that Options which are granted to Directors which are replacements for existing options previously granted under this Plan or another plan of ALC may become exercisable in accordance with the terms of the previously granted option.

      6.02 PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Company Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Administrator, provided that such Purchase Price shall not be less than the Fair Market Value on the Date of Grant, and provided further that the Purchase Price for shares of Company Common Stock purchased pursuant to Stock Options designated by the Administrator as Incentive Stock Options shall be equal to or greater than the Fair Market Value on the Date of Grant as required under Section 422 of the Code.





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      6.03  DESIGNATION OF INCENTIVE STOCK OPTIONS.  Except as otherwise expressly provided in the Plan, the Administrator may designate, at the Date of Grant of each Option, that the Option is an Incentive Stock Option under
Section 422 of the Code.

            (a) INCENTIVE STOCK OPTION SHARE LIMITATION. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of ALC) which would result in stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year, or which would entitle such Participant to purchase a number of shares greater than the maximum number permitted by Section 422 of the Code as in effect on the Date of Grant.

            (b) OTHER INCENTIVE STOCK OPTION TERMS. Whenever possible, each provision in the Plan and in every Option granted under this Plan which is designated by the Administrator as an Incentive Stock Option shall be interpreted in such a manner as to entitle the Option to the tax treatment afforded by Section 422 of the Code. If any provision of this Plan or any Option designated by the Administrator as an Incentive Stock Option shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under
       Section 422 of the Code, and (ii) all other provisions of this Plan and the Award Agreement shall remain in full force and effect. If any agreement covering an Option designated by the Administrator to be an Incentive Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms.

      6.04 RIGHTS AS A STOCKHOLDER. The Participant or any transferee of an Option pursuant to Section 8.04 shall have no rights as a stockholder with respect to any shares of Company Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends and cash or other property or distributions or other rights with respect to any such shares of Company Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option.

                                  ARTICLE VII
                           STOCK APPRECIATION RIGHTS

      7.01 POWER TO GRANT STOCK APPRECIATION RIGHTS. The Administrator is authorized to grant to any Participant, on such terms established by the Administrator on or prior to the Date of Grant and subject to and not inconsistent with the provisions of this





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Plan, the right to receive the payment from ALC, payable as provided in Section
7.04, of an amount equal to the Incremental Value of the Stock Appreciation Rights, which shall be an amount equal to the remainder derived from subtracting (i) the Exercise Price for the right established in the Award Agreement from (ii) the Fair Market Value of a share of Company Common Stock on the date of exercise. The terms of any Stock Appreciation Right granted under the Plan shall be set forth in an Award Agreement.

      7.02 TANDEM STOCK APPRECIATION RIGHTS. The Administrator may grant to any Participant a Stock Appreciation Right consistent with the provisions of this Plan covering any share of Company Common Stock which is, at the Date of Grant of the Stock Appreciation Right, also covered by an Option granted to the same Participant, either prior to or simultaneously with the grant to such Participant of the Stock Appreciation Right, provided: (i) any Option covering any share of Company Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share; (ii) any Stock Appreciation Right covering any share of Company Common Stock shall not be exercisable upon the exercise of any related Option with respect to the same share; and (iii) an Option and Stock Appreciation Right covering the same share of Company Common Stock may not be exercised simultaneously.

      7.03 EXERCISE PRICE. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Administrator and shall not be less than the lower of (i) the Purchase Price of the related Option, in the case of a tandem Stock Appreciation Right or (ii) the Fair Market Value on the Date of Grant of the Stock Appreciation Right. Upon exercise of the Stock Appreciation Rights, the number of shares subject to exercise under a related Option shall automatically be reduced by the number of shares of Company Common Stock represented by the Option or portion thereof which is surrendered as a result of the exercise of such Stock Appreciation Rights.

      7.04 PAYMENT OF INCREMENTAL VALUE. Any payment which may become due from ALC by reason of Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Administrator (i) all in cash,
(ii) all in Company Common Stock, or (iii) in any combination of cash and Company Common Stock. In the event that all or a portion of the payment is made in Company Common Stock, the number of shares of the Company Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of the payment by the Fair Market Value on the date of exercise. The Administrator may determine whether payment upon exercise of a Stock Appreciation Right will be made in cash or in stock, or a combination thereof, upon or at any time prior to the exercise of such Stock Appreciation Right. No fractional share of Company Common Stock shall be issued to make any payment; if any fractional shares would be issuable, the mix of cash and Company Common Stock payable to the Participant shall be adjusted as directed by the Administrator to avoid the issuance of any fractional share. Payment may be made in cash to Officers only if the





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Stock Appreciation Right is exercised during the "window period" required under
Rule 16b-3(e)(3)(iii) and otherwise in accordance with Rule 16b-3. Notwithstanding the foregoing, while there is an Interested Administrator, payment of Incremental Value to Officers shall be made only in Company Common Stock, and any fractional shares payable to Officers shall be rounded off to the nearest whole share and shall not be payable in cash.

                                  ARTICLE VIII
                 TERMS OF OPTIONS AND STOCK APPRECIATION RIGHTS

      8.01 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Administrator has adopted a resolution granting the Award. The grant and the terms and conditions of the Award shall be set forth in an Award Agreement between the Company and the Participant. In the event of the loss or destruction of the Award Agreement, or any inconsistency between the Award Agreement and the resolution of the Administrator documenting the grant of the Award, the resolution of the Administrator shall control.

      8.02 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 4.03, (i) the terms of any Award granted under the Plan may not be changed after the granting of such Award without the express approval of the Participant and (ii) no modification may be made to an Award granted to an Officer except in compliance with Rule 16b-3.

      8.03 DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

            (a) Expiration Date of the Award as provided in the Award Agreement; or

            (b)  Termination of the Award as provided in Section 8.04; or

            (c) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

            (d) Solely in the case of tandem Stock Appreciation Rights, upon the Expiration Date of the related Option.





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       Except as provided in Section 8.04, while there is an Interested
       Administrator, all Awards granted under this Plan to Directors must provide that the Awards terminate no later than ten (10) years after the Date of Grant.

      8.04  EXERCISE ON DEATH OR TERMINATION OF EMPLOYMENT.

            (a) Unless otherwise provided in the Award Agreement, in the event of the death of a Participant while an employee of ALC or a Subsidiary, the right to exercise all unexpired Awards shall be accelerated and shall accrue as of the date of death, and the Participant's Awards may be exercised by his Beneficiary at any time within one year after the date of the Participant's death.

            (b) Unless otherwise provided in the Award Agreement, in the event of Participant's Termination of Employment at any time for any reason other than death (including disability or retirement), an Award may be exercised, but only to the extent it was otherwise exercisable, on the date of Termination of Employment, within ninety days after the date of Termination of Employment. In the event of the death of the Participant within the ninety-day period following Termination of Employment, his Award may be exercised by his Beneficiary within one year after the date of the Participant's death.

            (c) With respect to an Award which is intended to constitute an Incentive Stock Option, upon Termination of Employment, such Award shall be exercisable as provided in Section 422 of the Code.

      8.05 ACCELERATION OF EXERCISE TIME. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Award prior to the time such Award would otherwise become exercisable under the terms of the Award Agreement, except for Awards held by Directors while there is an Interested Administrator.

      8.06 EXTENSION OF EXERCISE TIME. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Award granted under this Plan (except for Awards held by Directors while there is an Interested Administrator) to be exercised after its Expiration Date or after the ninety day period following Termination of Employment, subject, however, to the limitations described in Section 8.03 (c) and (d).

      8.07 MODIFICATION OF AWARD AFTER GRANT. Each Award granted under the Plan to a Participant other than an Officer may be modified after the date of its grant by express written agreement between ALC and the Participant, provided that such change (i) shall not be inconsistent with the terms of the Plan and (ii) shall be approved by the Administrator. No modifications may be made to any Awards granted to an Officer except in compliance with Rule 16b-3.





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      8.08  CONDITIONS FOR EXERCISE.  An Award Agreement may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments which may be cumulative) as may be determined by the Administrator at the Date of Grant. Where payment is to be made in whole or in part in cash, no Stock Appreciation Right may be exercised prior to six months from the Date of Grant.

      8.09 CHANGE OF CONTROL EVENT. Unless otherwise provided in the Award Agreement, and subject to such other terms and conditions as the Administrator may establish in the Award Agreement, upon the occurrence of a Change of Control Event, irrespective of whether or not an Award is then exercisable, the Participant shall have the right to exercise in full any unexpired Award to the extent not theretofore exercised or terminated, provided, however, that any Stock Appreciation Right so exercised must have a Date of Grant at least six months prior to the date of exercise.

      8.10 EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to ALC which must be received by the representative of ALC designated in the Award Agreement on or before the Expiration Date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Administrator may (but need not) permit payment to be made by delivery to ALC of either (a) shares of Company Common Stock (including shares issuable to the Participant pursuant to the exercise of the Option provided that Officers may elect to make payment with such shares only within the "window period" required under Rule 16b-3(e)(iii) and otherwise in accordance with Rule 16b-3, and provided further that while there is an Interested Administrator, Officers may deliver only shares owned by such Officer for at least six months prior to exercise) or (b) any combination of cash and shares of Company Common Stock, or (c) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Company Common Stock may be issued directly to the Participant's broker or dealer upon receipt of the Purchase Price in cash from the broker or dealer.) In the event that any Company Common Stock shall be transferred to ALC to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Company Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares transferred. The Participant may not transfer to ALC in satisfaction of the Purchase Price
(y) a number of shares which when multiplied times the Fair Market Value as of the date of exercise would result in a product greater than the Purchase Price or (z) any fractional share of Company Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of ALC and used for any proper corporate purpose. Unless the Administrator shall otherwise determine, any Company Common Stock transferred to ALC as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

      8.11 TAXES. ALC shall be entitled, if the Administrator deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by ALC with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and ALC may defer payment or issuance of the cash or stock upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for such tax. The amount of such withholding or tax payment shall be determined by the Administrator and, unless otherwise provided by the Administrator, shall be payable by the Participant at the time of issuance or payment in accordance with the following rules:

            (a) A Participant, other than an Officer, shall have the right to elect to meet his or her withholding requirement by: (1) having ALC withhold from such Award the appropriate number of shares of Company Common Stock, rounded out to the next whole number, whose Fair Market Value is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by ALC to be sufficient to satisfy applicable tax withholding requirements; or (2) direct payment to ALC in cash of the amount of any taxes required to be withheld with respect to such Award.

            (b) Except when there is a Interested Administrator, an Officer shall have the right to elect to meet his or her withholding requirement by: (1) making an election within the "window period" required under Rule 16b-3(e)(3)(iii) to have ALC withhold from such Award the appropriate number of shares of Company Common Stock, rounded out to the next whole number, whose Fair Market Value is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by ALC to be sufficient to satisfy applicable tax withholding requirements; or (2) direct payment to ALC in cash of the amount of any taxes required to be withheld with respect to such Award. With respect to this section, any options exercised by Officers must be held for at least six months after the Date of Grant.

            (c)  Notwithstanding anything to the contrary contained in this
       Section 8.11, while there is an Interested Administrator, an Officer shall meet his or her withholding requirement by direct payment to ALC in cash of the amount of any taxes required to be withheld with respect to such Award.

            (d) In the event that an Award or property received upon exercise of an Award has already been transferred to the Participant on the date upon which withholding requirements apply, the Participant shall pay directly to ALC the cash amount determined by ALC to be sufficient to satisfy applicable federal, state or local withholding requirements.
       The Participant shall provide to ALC such information as ALC shall require to determine the amounts to be withheld and the time such withholding requirements become applicable.

            (e) ELECTION TO BE TAXED UNDER SECTION 83(B) OF THE CODE. If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Award is exercised or received, even if it would not otherwise have become taxable to the Participant. If the Participant makes such an election, the Participant shall promptly notify ALC in writing and shall provide ALC with a copy of the executed election form as filed with the Internal Revenue Service no later than thirty days from the date of exercise or receipt.
       Promptly following such notification, the Participant shall pay directly to ALC the cash amount determined by ALC to be sufficient to satisfy applicable federal, state or local withholding tax requirements.

      8.12 LIMITATIONS ON TRANSFER. A Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant only the Participant personally (or the Participant's personal representative) may exercise the Participant's rights under the Plan. The Participant's Beneficiary may exercise a Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

      8.13 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to ALC for cancellation on such terms as the Administrator and Participant approve, including, but not limited to, terms which provide that upon such surrender ALC will pay to the Participant cash or Company Common Stock, or a combination of cash and Company Common Stock. Notwithstanding the foregoing, while there is an Interested Administrator, Awards held by Directors may not be surrendered or cancelled for consideration other than the granting of replacement options or awards granted under this Plan or another plan of ALC for a lower exercise price or purchase price and/or subject to an extended expiration date (within the limits set forth under Sections 6.02, 7.03 and 8.03 of this Plan).

                                   ARTICLE IX
                            OTHER STOCK BASED AWARDS

      9.01 GRANT OF OTHER AWARDS. Other Awards of Company Common Stock or other securities of ALC and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Company Common Stock ("Other Awards") may be granted either alone or in addition to or in conjunction with Options or Stock Appreciation Rights under the Plan; provided, however, that Company Common Stock (including Company Common Stock upon conversion, exchange or otherwise) shall be issued either as a bonus award, free or at a price no greater than its par value, or for a price equal to at least its fair market value on the Date of Grant or issuance date as specified in the Award Agreement. Subject to the provisions of the Plan, the Administrator shall have the sole and complete authority to determine the persons to whom and the time or times at which Other Awards shall be made, the number of shares of Company Common Stock or other securities, if any, to be granted pursuant to such Other Awards, and all other conditions of such Other Awards. Notwithstanding the foregoing, while there is an Interested Administrator, there shall be no grants of Other Awards made to Directors. Any Other Award shall be confirmed by an Award Agreement executed by the Administrator and the Participant, which agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of this Plan with respect to the Other Award.

      9.02 TERMS OF OTHER AWARDS. In addition to the terms and conditions specified in the Award Agreement, Other Awards made pursuant to this Article IX shall be subject to the following:

            (a) Any shares of Company Common Stock subject to such Other Awards may not be sold, assigned, transferred or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

            (b) As specified by the Administrator and the Award Agreement, the recipient of an Other Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Company Common Stock or other securities covered by the Other Award; and

            (c) The Award Agreement with respect to any Other Award shall contain provisions providing for the disposition of such Other Award in the event of Termination of Employment prior to the exercise, realization or payment of such Other Award, with such provisions to take account of the specific nature and purpose of the Other Award.

                                   ARTICLE X
                               GENERAL PROVISIONS

     10.1 AMENDMENT AND TERMINATION OF PLAN.

            (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time and to add any other stock based Award or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the stockholders of ALC or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of ALC, make any amendment which requires stockholder approval under any applicable law, including Rule 16b-3 or the Code, unless such compliance, if discretionary, is no longer desired. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the stockholders of ALC if such amendment shall have been submitted for a vote by the stockholders at a duly called meeting of such stockholders at which a quorum was present and the majority of votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment, or if the holders of outstanding stock having not less than a majority of the outstanding shares consent to such amendment in writing in the manner provided under the bylaws of ALC.

            (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. If the Plan is not earlier terminated, the Plan shall terminate on December 31, 2000. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable if the Plan had not been terminated.

     10.02 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of ALC or any of its Subsidiaries.

     10.03 COMPLIANCE WITH RULE 16B-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Administrator. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

     10.04 SECURITIES LAW RESTRICTIONS. The shares of Company Common Stock issuable upon the exercise of any Awards granted under the Plan may not be issued by ALC without registration or qualification of such shares under the Securities Act of 1933, as amended, or under various state securities laws or without an exemption from such registration requirements. Unless the shares to be issued under the Plan have been registered and/or qualified as appropriate, ALC shall be under no obligation to issue shares of Company Common Stock upon exercise of an Award unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Administrator in its sole discretion. The Administrator may require any person who is granted an award hereunder to agree with ALC to represent and agree in writing that if such shares are issuable under an exemption from registration requirements, the shares will be "restricted" securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the shares issued upon exercise of the Award for investment, and not with the view toward distribution.

     10.05 CAPTIONS. The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

     10.06 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

     10.07 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against ALC, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.

     10.08 CHOICE OF LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Michigan and construed in accordance therewith.